UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: July 16, 2010

Apollo Medical Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-25809	20-8046599
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

450 North Brand Blvd., Suite 600
Glendale, California 91203
(Address of Principal Executive Offices)

(818) 507-4617
(Registrant’s Telephone Number)

1010 N Central Avenue
Glendale, California 91202
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 5.02      DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS, COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On July 16, 2010, Apollo Medical Holdings, Inc. (the “Company”) and Suresh Nihalani, a member of the Company’s Board of Directors, entered into an amendment (the “Amendment”) to that certain Board of Directors Agreement (the “Director Agreement”), dated October 27, 2008, between the Company and Mr. Nihalani.   The Director Agreement is described in greater detail in the Company’s current report on Form 8-K filed on November 5, 2008.

Pursuant to the Director Agreement, Mr. Nihalani was to receive in exchange for his services as a director 400,000 shares of common stock (“Common Stock”) of the Company, which was to be held in escrow until released by the Company in 36 equal monthly installments.   In lieu of such arrangement, the Company has been issuing shares of Common Stock to Mr. Nihalani in an amount equal to approximately 11,111 shares on a monthly basis, and Mr. Nihalani has agreed to such arrangement.  To date, Mr. Nihalani has been issued 188,887 shares of Common Stock pursuant to these issuances.

Pursuant to the Amendment, Mr. Nihalani was issued 211,113 shares (the “Restricted Shares”), representing the 400,000 shares of Common Stock he was to receive under the Director’s Agreement less the 188,887 shares of Common Stock he has already received, in exchange for $.001 per share, the par value of each share.  The Restricted Shares will be subject to repurchase by the Company at par value in the event that Mr. Nihalani no longer serves as a member of the Board of Directors of the Company, provided that Mr. Nihalani will become vested in such shares and such repurchase rights will lapse as to approximately 11,111 of the Restricted Shares each month.  Mr. Nihalani may not transfer, assign, encumber or otherwise dispose of any of the Restricted Shares until such Restricted Shares are vested, and any disposition will be subject to applicable securities law.

The Amendment also amends and restates the form of Indemnification Agreement to be entered into between the Company and Mr. Nihalani.  The Company and Mr. Nihalani executed the Indemnification Agreement on July 16, 2010.  The Indemnification Agreement provides, among other things, that the Company will indemnify Mr. Nihalani, under the circumstances set forth therein, for defense expenses, damages, judgments, fines and settlements incurred by him in connection with actions or proceedings to which he may be a party as a result of his position as a director, officer, employee, agent or fiduciary of the Company, and otherwise to the full extent permitted under the Company’s bylaws and state law.

The preceding summary is subject to, and qualified by, the full text of the Amendment, which is filed as exhibits to this Current Report on Form 8-K.

ITEM 9.01 Financial Statements and Exhibits.

Exhibit Number	Document Description

10.1	Amendment to Board of Directors Agreement, dated July 16, 2010, by and between the Company and Suresh Nihalani
10.2	Indemnification Agreement, dated July 16, 2010, by and between the Company and Suresh Nihalani

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 21, 2010	APOLLO MEDICAL HOLDINGS, INC.

	By:	/s/ WARREN HOSSEINION
Warren Hosseinion
Chief Executive Officer